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                                                                  EXHIBIT 10 (H)

                                  WELLMAN, INC.
                           THIRD AMENDED AND RESTATED
         MANAGEMENT INCENTIVE COMPENSATION PLAN FOR THE EXECUTIVE GROUP

ARTICLE I NAME

1.1 The Plan shall be known as the "Wellman, Inc. Management Incentive Compensation Plan for the Executive Group."

ARTICLE II STATEMENT OF PURPOSE

2.1 The purpose of the Plan is to provide a system of incentive compensation that will promote the maximization of shareholder value over the long-term. In order to align management incentives with shareholder interests, this Plan will tie incentive compensation to an EBITDA based return on assets and thereby reward management for increasing shareholder value.

ARTICLE III DEFINITIONS

3.1 PLAN YEAR means the fiscal year of the Company which is the calendar year.

3.2 EFFECTIVE DATE means (a) January 1, 1992 with respect to the original Plan,
(b) January 1, 1999 with respect to the amended and restated Plan, and (c) January 1, 2001 with respect to the second amended and restated Plan and January 1, 2005 with respect to the third amended and restated Plan.

3.3 COMMITTEE means the Compensation Committee of the Board of Directors of Wellman, Inc. or any successor committee.

3.4 CAUSE means, when used with respect to the termination of the employment of the Executive by the Company, termination due to (a) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company; (b) the Executive's continued failure to substantially perform his employment duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; or (c) conviction of, or a plea of guilty or no contest by, the Executive to a crime that constitutes a felony involving moral turpitude. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company.

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3.5 CHANGE OF CONTROL means:

          (i) The acquisition (whether by tender offer, exchange offer or other business combinations or by the purchase of shares or other securities, and whether in a single transaction or multiple transactions), by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control and provided further, however, that for the purposes of this Agreement the Convertible Preferred Stock shall be considered Company Voting Securities based on the equivalent number of common shares that could be voted at that time; or

          (ii) Individuals who, as of January 1, 2005, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2005 who is elected by the Company's shareholders or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

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          (iii) Approval by the stockholders of the Company of (x) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the Persons who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (y) a complete liquidation or dissolution of the Company, or (z) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

          (iv) Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a Change of Control results from or arises out of a purchase or other acquisition of the Company, directly or indirectly, by a Person in which the Executive has a direct or indirect equity interest, such event shall not constitute a Change of Control; provided, however, that the limitation contained in this sentence shall not apply to any direct or indirect equity interest in a Person (1) which equity interest is part of a class of equity interests which are publicly traded on any national securities exchange or other market system, (2) received by the Executive, without the Executive's concurrence or consent, as a result of a purchase or other acquisition of the Company by such corporation or other entity, or (3) received by the Executive, without the Executive's concurrence or consent, in connection with a purchase or other acquisition of the Company by such Person in respect of any stock options or performance awards granted to the Executive by the Company.

3.6 Company means Wellman, Inc., a Delaware corporation.

ARTICLE IV PLAN ADMINISTRATION

4.1 The Plan shall be administered by the Committee which shall have exclusive and absolute authority and discretion to interpret the Plan, to establish and modify rules for the administration of the Plan, to impose such conditions and restrictions as it determines appropriate with respect to the Plan and to take such other actions and make such other determinations as it may deem necessary or advisable for the implementation and administration of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the participants, the Company and all other interested persons. The Committee may delegate certain responsibilities to the Chief Executive Officer or Chief Financial Officer as the Committee

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so designates. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan.

4.2 This Plan may be amended, suspended or terminated any time at the sole discretion of the Board of Directors of Wellman, Inc., provided, however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any award earned by a Plan participant before the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Plan participant.

ARTICLE V PARTICIPATION

5.1 The participants in the Plan consist of those employees who are executives identified by the Committee.

ARTICLE VI DESCRIPTION OF PLAN OPERATION

6.1 Each Plan Year the Committee will assign to each Plan participant bonus targets directly related to corporate performance. Profit will be based on an appropriate measurement of earnings as shall be determined by the Committee.

A target percentage will also be assigned to each Plan participant by the Committee annually (the "target percentage"). The target percentage will be the percentage of salary a Plan participant will be eligible to earn in bonus if the Plan participant's targets are met.

The amount of the bonus payable hereunder to each Plan participant will be determined by the Committee in its sole discretion.

Bonuses hereunder will be paid on or before March 15 following the Plan Year.

ARTICLE VII CHANGE IN STATUS DURING THE PLAN YEAR

7.1 DISABILITY means that the Executive has been unable, for the period specified in the Company's disability plan for senior executives, but not less than a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A participant shall receive a pro rata bonus based on the number of full months worked for the year in which the disability started. The payment shall be made at the regular time for making bonus payments.

7.2 Death. A participant's beneficiary, as designated for the life insurance program, shall receive a pro rata bonus based on the number of full months worked for the Plan Year in which they die. The payment will be made at the regular time for making bonus payments.

7.3 Retirement. A participant who retires from the Company upon or after reaching age 55 shall receive a pro rata bonus based on the number of full months worked for the Plan

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Year in which he/she retires. The payment will be made at the regular time for making bonus payments.

7.4 Resignation or Termination for Cause. Termination of employment for Cause or voluntary termination by a participant results in the forfeiture of any award for the Plan Year in which employment terminates.

7.5 Termination without Cause. A participant who is terminated for reasons other than those described above will receive a pro rata portion of that Plan Year's award. The payment will be made at the regular time for making bonus payments or as mutually agreed by the Committee and the terminated participant.

7.6 No Guarantee. Participation in the Plan provides no guarantee that a bonus under the Plan will be paid in any Plan Year. Similarly, the payment of a bonus under the Plan in one Plan Year or selection as a participant is no guarantee that a bonus under the Plan will be paid in any subsequent Plan Year.

ARTICLE VIII GENERAL PROVISIONS

8.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes which, in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

8.2 Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

8.3 No Prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

8.4 Disputed Claims for Benefits. In the event a participant (a "claimant") has a dispute with respect to any of the benefits provided hereunder, the claimant shall submit evidence satisfactory to the Committee of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the annual Plan payment date. Failure by the claimant to submit his or her claim within such ninety (90) day period shall bar the claimant from any claim for benefits under the Plan. In reaching its decision, the Committee shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan, to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a participant for benefits.

8.5 Rights Personal to Employee. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to

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the laws of descent or distribution), and shall be exercisable, during his or her lifetime, only by such employee.

8.6 Confidentiality. Specific details of any calculations under the Plan must remain confidential and because of the individuality of the awards, participants should not share information with each other.

8.7 Wellman, Inc. Profit Sharing Plan or Other Plans. Participants in the Wellman, Inc. Management Incentive Compensation Plan are not eligible to participate in the Wellman, Inc. Bonus or Profit Sharing Plan.

8.8 Change of Control. Upon any Change of Control, unless the Committee in its sole discretion determines otherwise prior to the Change of Control, the benefits of the Plan will be paid to all participants within 45 days of the Change of Control date. Plan payments will be based on the full Plan Year's forecasted results as defined in the most recent financial forecast presented to the Board prior to the Change of Control date using the most recent annual base salary of each participant.

8.9 No Continued Employment. Neither the establishment of the Plan, the assignment of targets nor the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

8.10 No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim or right (legal, equitable, or otherwise) to any award, allocation, or distribution and no officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a participant shall be assignable or subject to claim by a participant's creditors.

8.11 Not Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to Plan participants except as specified herein. This is a complete statement of the terms and conditions of the Plan.